UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INVESTOR CONTACT:

David Drake

Georgeson Inc.

Tel: (212) 440-9861

MEDIA CONTACT:

Andrew Siegel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

Tel: (212) 355-4449

FOR IMMEDIATE RELEASE

INFUSYSTEM CONFIRMS RECEIPT OF REQUEST TO CALL A SPECIAL MEETING OF STOCKHOLDERS

MADISON HEIGHTS, Mich., Feb. 28, 2012 — InfuSystem Holdings, Inc. (NYSE Amex: INFU) (“Company”), the leading national provider of infusion pumps and related services, today confirmed that it has received a request purporting to be supported by executed agent designations representing a majority of the Company’s shares from Kleinheinz Capital Partners, Meson Capital Partners, Boston Avenue Capital and certain affiliates (the “Kleinheinz Dissident Group”) to call a special meeting for the purpose of replacing the Company’s entire Board of Directors.

The Company will appoint an independent inspector of elections to review and determine the validity of the agent designations submitted and the request to call a special meeting. The certified results will be announced once the tabulation has been completed.

Subject to the determination of the validity of the agent designations submitted and of the legality of the Kleinheinz Dissident Group’s request to call a special meeting, the Company intends to set a record and meeting date for the special meeting in accordance with the Company’s bylaws. Until the results are tabulated and the legality of the request to call a special meeting is confirmed, the Company will continue to solicit revocations from stockholders in opposition to the Kleinheinz Dissident Group’s solicitation of agent designations.

As previously announced on February 27, 2012, InfuSystem has retained Houlihan Lokey as its financial advisor to assist the Company in evaluating strategic alternatives. The InfuSystem Board of Directors strongly urges stockholders to allow the Board to undertake a thorough and comprehensive evaluation of the Company’s strategic alternatives by not supporting the Kleinheinz Dissident Group solicitation. Stockholders who wish to show their support for the Board can do so by signing, dating and delivering the BLUE Revocation Card to Georgeson as promptly as possible. Stockholders requiring assistance with this process should call Georgeson, at (212) 440-9800 (banks and brokers) or toll-free at (800) 891-3214 (all others).

The Company has scheduled its Annual Meeting of Stockholders for Monday, May 7, 2012 at 10:00 a.m. ET. InfuSystem stockholders of record at the close of business on March 20, 2012 will be entitled to receive notice and to vote at this year’s Annual Meeting. Further details regarding the meeting will be included in the Company’s definitive proxy statement, which InfuSystem will mail to stockholders of record in advance of the Annual Meeting.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The company’s stock is traded on the NYSE Amex under the symbol INFU.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time to time in the company’s publicly filed documents.

Additional Information and Where to Find It

In connection with the solicitation of agent designation revocations, InfuSystem Holdings, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. InfuSystem and its directors and executive officers may be deemed to be participants in the solicitation of agent designation revocations. Stockholders may obtain additional information regarding such participants and their interests from the definitive proxy statement and from InfuSystem’s periodic reports filed with the SEC. The periodic reports and definitive proxy statement are available, and other relevant documents will be available, at no charge at the web site of the SEC. at www.sec.gov.